Interactive Intelligence Reports 2015 Fourth-Quarter and Fiscal Year Financial Results

•	Record Q4 total revenues of $107.7 million; above guidance and first time over $100 million

•	Q4 recurring revenues up 24% driven by 53% year-over-year increase in cloud subscriptions

•	Licensed 24 PureCloud℠ customers in 2015

•	Generated Q4 operating cash flow of $13.0 million

INDIANAPOLIS, Feb. 1, 2016 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global leader of cloud services for customer engagement, communications and collaboration, has announced financial results for its fourth quarter and fiscal year ended December 31, 2015.

“The fourth quarter marked the start of the next chapter in our company’s history, as two dozen organizations are now paying PureCloud℠ customers,” said Dr. Donald Brown, Interactive Intelligence founder and CEO. “Demand for PureCloud℠ services grew rapidly during the quarter, and this new cloud platform will now be our primary offering in the customer engagement market.”

Brown added, “We moved to the cloud with our single-tenant CaaS solution, which we’ll continue selling to high-end customers with particularly complex requirements through multi-year agreements. With PureCloud℠, we’re taking a different approach. This innovative cloud platform was designed as a set of stateless, independently load-balanced microservices running atop Amazon Web Services. PureCloud℠ has a comprehensive feature-set capable of delivering successful business outcomes for organizations of all types and sizes. Our sales efforts will encourage the use of monthly contracts that enable organizations to quickly and easily license, configure and expand their implementations over time.”

Brown concluded, “Looking forward, we’re focused on becoming a high-velocity cloud company, not only developing new technology at a faster pace, but also accelerating every aspect of our go-to-market and delivery processes to optimize the opportunity in front of us. We’ll continue to work to strengthen our position as the only provider of world-class customer engagement technology for multi-tenant cloud, private cloud, and on-premises implementations.”

Fourth-Quarter 2015 Financial Highlights:

•
Revenues: Total revenues were $107.7 million, an increase of 16% from $92.6 million in the fourth quarter of 2014. Recurring revenues, which include cloud subscriptions and support fees from on-premises licenses, increased 24% to $63.4 million and accounted for 59% of total revenues. Revenues from cloud subscriptions grew 53% to $29.0 million, from $18.9 million in the same quarter of 2014. License and hardware revenues were $27.7 million and services revenues were $16.6 million, compared to $27.0 million and $14.3 million, respectively, in the 2014 fourth quarter.

•
Operating Income/(Loss): GAAP operating loss was $(0.7) million, compared to operating income of $2.0 million in the fourth quarter of 2014. Non-GAAP* operating income was $4.5 million, compared to $5.6 million in the same quarter of 2014.

•
Net Income/(Loss): GAAP net loss was $(3.5) million, or $(0.16) per diluted share based on 21.7 million weighted average diluted shares outstanding, compared to GAAP net loss of $(29.9) million, or $(1.42) per diluted share based on 21.0 million weighted average diluted shares outstanding in the same quarter of 2014. The GAAP net loss during the fourth quarter of 2014 included a non-cash income tax expense of $33.4 million related to the establishment of a valuation allowance for deferred tax assets.

Non-GAAP net income was $2.6 million, or $0.12 per diluted share, compared to $5.5 million, or $0.26 per diluted share in the same quarter of 2014.

•
Balance sheet: Cash, cash equivalents and investments were $189.5 million as of December 31, 2015, compared to $179.7 million at the end of the 2015 third quarter, and $61.7 million as of December 31, 2014. Total deferred revenues were $135.4 million as of December 31, 2015, up 12% from $121.2 million at the end of the 2015 third quarter, and up 22% from $110.7 million at the end of 2014.

•
Cash Flows: The company generated $13.0 million of cash from operating activities during the fourth quarter of 2015, compared to $1.3 million in the 2014 fourth quarter. Capital expenditures totaled $3.1 million, primarily for IT infrastructure to support the company’s product offerings.

Fiscal Year 2015 Financial Highlights:

•
Revenues: Total revenues were $390.9 million, an increase of 15% from $341.3 million in 2014. Recurring revenues, which include cloud subscriptions and support fees from on-premises licenses, increased 23% to $230.7 million and accounted for 59% of total revenues. Revenues from cloud subscriptions grew 62% to $97.9 million, from $60.5 million in 2014. License and hardware revenues were $99.0 million and services revenues were $61.2 million, compared to $99.2 million and $54.7 million, respectively, in 2014.

•
Operating Income/(Loss): GAAP operating loss was $(15.4) million, compared to an operating loss of $(17.8) million in 2014. Non-GAAP operating income was $3.3 million, compared to a non-GAAP operating loss of $(1.5) million in 2014.

•
Net Income/(Loss): GAAP net loss was $(21.8) million, or $(1.01) per diluted share based on 21.6 million weighted average diluted shares outstanding, compared to GAAP net loss of $(41.4) million, or $(1.98) per diluted share based on 20.9 million weighted average diluted shares outstanding in 2014. The GAAP net loss in 2014 included a non-cash income tax expense of $33.4 million related to the establishment of a valuation allowance for deferred tax assets.

Non-GAAP net income was $1.1 million, or $0.06 per diluted share, compared to $1.7 million, or $0.09 per diluted share in 2014.

•
Cash Flows: The company generated $25.6 million of cash from operating activities during 2015, compared to using $1.7 million in 2014. Capital expenditures totaled $17.6 million in 2015, primarily for IT infrastructure to support the company’s product offerings.

*
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

The company will host a conference call today at 4:30 p.m. Eastern time (EST) featuring Dr. Brown and the company's CFO, Ashley Vukovits. A live Q&A session will follow opening remarks.

To access the teleconference, dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence fourth-quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global leader of cloud services for customer engagement, communications and collaboration designed to help businesses worldwide improve service, increase productivity and reduce costs. Backed by a 20-plus year history of industry firsts, 100-plus patent applications, and more than 6,000 global customer deployments, Interactive offers customers fast return on investment, along with robust reliability, scalability and security. It's also the only company recognized by the top global industry analyst firm as a leader in both the cloud and on-premises customer engagement markets. The company is headquartered in Indianapolis, Indiana and has more than 2,000 employees worldwide. For more information, visit www.inin.com.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments, exclude non-cash stock-based compensation expense, certain acquisition-related expenses, the amortization of certain intangible assets related to acquisitions by the company, non-cash expense related to establishing the valuation allowance for our deferred tax assets, and the amortization of debt discounts and issuance costs, and adjust for non-GAAP income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense, amortization of intangibles related to acquisitions, expense related to the valuation allowance for our deferred tax assets and amortization of debt discounts and issuance costs are non-cash, and non-GAAP income tax expense is pro forma based on non-GAAP earnings. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, certain acquisition-related expenses, amortization of intangibles related to acquisitions and amortization of debt discounts and issuance costs amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Our management also reviews financial statements that exclude stock-based compensation expense, certain acquisition-related expenses, amortization of intangibles amounts related to acquisitions, expense related to the valuation allowance for our deferred tax assets, amortization of debt discounts and issuance costs, and pro forma income tax expense for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes and competitive pressures in the industry; worldwide economic conditions and their impact on customer purchasing decisions; the company's ability: to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights and sensitive customer information adequately; to improve the company’s brand and name recognition; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Seth Potter
Investor Relations
ICR, Inc.
+1 646.277.1230
seth.potter@icrinc.com

Christine Holley
Senior Director, Market Communications
Interactive Intelligence
+1 317.715.8220
christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenues:
Recurring	$63,411	$51,252	$230,697	$187,373
License and hardware	27,702	27,042	99,001	99,200
Services	16,574	14,262	61,164	54,723
Total revenues	107,687	92,556	390,862	341,296
Costs of revenues (1)(2):
Costs of recurring	22,524	17,721	82,147	63,917
Costs of license and hardware	8,141	7,457	26,999	28,089
Costs of services	10,391	10,691	44,474	44,056
Total costs of revenues	41,056	35,869	153,620	136,062
Gross profit	66,631	56,687	237,242	205,234
Operating expenses (1)(2):
Sales and marketing	32,853	29,584	130,237	119,143
Research and development	22,131	14,249	73,198	59,482
General and administrative	12,345	10,844	49,219	44,388
Total operating expenses	67,329	54,677	252,654	223,013
Operating (loss) income	(698)	2,010	(15,412)	(17,779)
Other (expense) income:
Interest (expense) income, net	(1,704)	180	(4,109)	1,011
Other income (expense)	51	(62)	(932)	(727)
Total other (expense) income	(1,653)	118	(5,041)	284
(Loss) Income before income taxes	(2,351)	2,128	(20,453)	(17,495)
Income tax expense	(1,181)	(31,991)	(1,374)	(23,872)
Net loss	$(3,532)	$(29,863)	$(21,827)	$(41,367)
Net loss per share:
Basic	$(0.16)	$(1.42)	$(1.01)	$(1.98)
Diluted	(0.16)	(1.42)	(1.01)	(1.98)
Shares used to compute net loss per share:
Basic	21,732	21,015	21,609	20,930
Diluted	21,732	21,015	21,609	20,930
(1) Amounts include amortization of purchased intangibles from business combinations, as follows:
Costs of license and hardware	$183	$177	$715	$540
General and administrative	423	461	1,753	1,881
Total intangible amortization expense	$606	$638	$2,468	$2,421
(2) Amounts include stock-based compensation expense, as follows:
Costs of recurring revenues	$358	$286	$1,828	$1,345
Costs of services revenues	241	94	717	432
Sales and marketing	1,045	696	3,959	4,077
Research and development	1,828	980	5,273	4,027
General and administrative	1,075	925	4,386	3,378
Total stock-based compensation expense	$4,547	$2,981	$16,163	$13,259

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
GAAP recurring revenue gross profit, as reported	$40,887	$33,531	$148,550	$123,456
Purchase accounting adjustments	2	3	10	17
Non-cash stock-based compensation expense	358	286	1,828	1,345
Non-GAAP recurring revenue gross profit	$41,247	$33,820	$150,388	$124,818
Non-GAAP recurring revenue gross margin	65.0%	66.0%	65.2%	66.6%

GAAP license and hardware revenue gross profit, as reported	$19,561	$19,585	$72,002	$71,111
Acquired technology	183	177	715	540
Non-GAAP license and hardware revenue gross profit	$19,744	$19,762	$72,717	$71,651
Non-GAAP license and hardware revenue gross margin	71.3%	73.1%	73.5%	72.2%

GAAP services revenue gross profit, as reported	$6,183	$3,571	$16,690	$10,667
Non-cash stock-based compensation expense	241	94	717	432
Non-GAAP services revenue gross profit	$6,424	$3,665	$17,407	$11,099
Non-GAAP services revenue gross margin	38.8%	25.7%	28.5%	20.3%

GAAP gross profit, as reported	$66,631	$56,687	$237,242	$205,234
Purchase accounting adjustments	2	3	10	17
Acquired technology	183	177	715	540
Non-cash stock-based compensation expense	599	380	2,545	1,777
Non-GAAP gross profit	$67,415	$57,247	$240,512	$207,568
Non-GAAP gross margin	62.6%	61.8%	61.5%	60.8%

GAAP operating (loss) income, as reported	$(698)	$2,010	$(15,412)	$(17,779)
Purchase accounting adjustments	631	643	2,502	3,050
Non-cash stock-based compensation expense	4,547	2,981	16,163	13,259
Non-GAAP operating income (loss)	$4,480	$5,634	$3,253	$(1,470)
Non-GAAP operating margin	4.2%	6.1%	0.8%	(0.4)%

GAAP net loss, as reported	$(3,532)	$(29,863)	$(21,827)	$(41,367)
Purchase accounting adjustments	631	643	2,502	3,050
Non-cash stock-based compensation expense	4,547	2,981	16,163	13,259
Amortization of debt discount and issuance costs	1,556	—	3,603	—
Deferred tax asset valuation allowance	—	33,420	—	33,420
Non-GAAP income tax expense adjustment	(606)	(1,649)	648	(6,665)
Non-GAAP net income	$2,596	$5,532	$1,089	$1,697

GAAP diluted loss per share, as reported	$(0.16)	$(1.42)	$(1.01)	$(1.98)
Purchase accounting adjustments	0.03	0.03	0.12	0.15
Non-cash stock-based compensation expense	0.21	0.14	0.75	0.63
Amortization of debt discount and issuance costs	0.07	—	0.17	—
Deferred tax asset valuation allowance	—	1.59	—	1.60
Non-GAAP income tax expense adjustment	(0.03)	(0.08)	0.03	(0.31)
Non-GAAP diluted income per share	$0.12	$0.26	$0.06	$0.09

Interactive Intelligence Group, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Reconciliation of Net Loss to Adjusted EBITDA
Net loss	$(3,532)	$(29,863)	$(21,827)	$(41,367)
Depreciation	4,323	4,411	16,909	15,787
Amortization	2,989	638	8,653	2,421
Interest expense (income), net	1,704	(180)	4,109	(1,011)
Income tax expense	1,181	31,991	1,374	23,872
Stock-based compensation expense	4,547	2,981	16,163	13,259
Acquisition-related expenses	23	2	24	612
Other (income) expense	(51)	62	932	727
Adjusted EBITDA	$11,184	$10,042	$26,337	$14,300

Interactive Intelligence Group, Inc.
Comprehensive Loss
(in thousands)
(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(3,532)	$(29,863)	$(21,827)	$(41,367)
Other comprehensive loss:
Foreign currency translation adjustment	(587)	(1,760)	(5,611)	(3,745)
Net unrealized investment loss - net of tax	(175)	(19)	(72)	(140)
Comprehensive loss	$(4,294)	$(31,642)	$(27,510)	$(45,252)

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	December 31,
	2015	2014
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$94,808	$36,168
Short-term investments	64,182	20,041
Accounts receivable, net	106,950	87,413
Prepaid expenses	32,709	29,417
Other current assets	13,264	14,655
Total current assets	311,913	187,694
Long-term investments	30,503	5,495
Property and equipment, net	44,837	44,785
Capitalized software, net	43,783	33,598
Goodwill	41,848	43,732
Intangible assets, net	14,427	16,517
Other assets, net	6,222	6,902
Total assets	$493,533	$338,723
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$10,571	$10,236
Accrued liabilities	17,157	18,299
Accrued compensation and related expenses	18,910	19,211
Deferred license and hardware revenues	7,823	5,945
Deferred recurring revenues	92,773	76,647
Deferred services revenues	14,979	9,925
Total current liabilities	162,213	140,263
Convertible notes	118,022	—
Long-term deferred revenues	19,834	18,158
Deferred tax liabilities, net	2,143	2,437
Other long-term liabilities	7,291	7,135
Total liabilities	309,503	167,993
Shareholders' equity:
Common stock	218	213
Additional paid-in-capital	237,496	196,691
Accumulated other comprehensive loss	(11,244)	(5,561)
Accumulated deficit	(42,440)	(20,613)
Total shareholders' equity	184,030	170,730
Total liabilities and shareholders' equity	$493,533	$338,723

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year Ended
	December 31,
	2015	2014
	(unaudited)
Operating activities:
Net loss	$(21,827)	$(41,367)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	16,909	15,787
Amortization	8,653	2,421
Other non-cash items	(2,221)	(1,033)
Stock-based compensation expense	16,163	13,259
Deferred income taxes	(294)	23,550
Amortization (accretion) of investment premium (discount)	(750)	523
Loss on disposal of fixed assets	62	76
Amortization of debt issuance costs	401	—
Amortization of debt discount	3,203	—
Changes in operating assets and liabilities:
Accounts receivable	(19,537)	(6,999)
Prepaid expenses	(3,261)	(7,374)
Other current assets	1,472	(1,257)
Accounts payable	335	1,509
Accrued liabilities	1,601	1,371
Accrued compensation and related expenses	(301)	1,717
Deferred licenses and hardware revenues	1,999	(4,355)
Deferred recurring revenues	15,878	17
Deferred services revenues	6,857	(943)
Other assets and liabilities	290	1,382
Net cash provided by (used in) operating activities	25,632	(1,716)
Investing activities:
Sales of available-for-sale investments	26,659	48,750
Purchases of available-for-sale investments	(95,131)	(32,967)
Purchases of property and equipment	(17,579)	(21,363)
Capitalized software	(15,284)	(20,417)
Acquisitions, net of cash acquired	(733)	(9,173)
Unrealized loss (gain) on investment	1	(33)
Net cash used in investing activities	(102,067)	(35,203)
Financing activities:
Proceeds from issuance of convertible debt	150,000	—
Payment for debt issuance costs	(4,854)	—
Payment for capped call premiums	(12,750)	—
Principal payments on capital lease obligations	(89)	—
Proceeds from stock options exercised	4,704	8,610
Proceeds from issuance of common stock	1,595	1,320
Tax withholding on restricted stock awards	(3,531)	(2,724)
Net cash provided by financing activities	135,075	7,206
Net increase (decrease) in cash and cash equivalents	58,640	(29,713)
Cash and cash equivalents, beginning of period	36,168	65,881
Cash and cash equivalents, end of period	$94,808	$36,168
Cash paid during the period for:
Interest	$979	$—
Income taxes	1,312	2,410
Other non-cash item:
Purchases of property and equipment payable at end of period	116	1,761